 QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
AMENDMENT TO FORM 8-K CURRENT REPORT

Current Report Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
 July 7, 2000

Natural MicroSystems Corporation
(Exact Name of Registrant as Specified in its Chapter)

Delaware
(State of Incorporation or Organization)

0-23282 (Commission File Number)	04-2814586 (I.R.S. Employer Identification No.)
100 Crossing Boulevard, Framingham, Massachusetts (Address of Principal Executive Offices)	01760 (Zip Code)

(508) 620-9300
(Registrant's telephone number, including area code)

The undersigned registrant hereby amends its Item 2 and 7 of its Current report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2000 (the "Form 8-K") as set forth in the pages attached hereto:

Item 2. ACQUISITION OR DISPOSITION OF ASSETS

    On July 7, 2000, Natural MicroSystems, acquired InnoMediaLogic (I.M.L.) Inc., a Canadian company. We effected the acquisition pursuant to a Merger Agreement dated as of May 18, 2000 by and among us, our Canadian wholly owned subsidiary, Michel Laurence, Michel Brûlé, Stéphane Tremblay and Investissements Novacap Inc. We issued or reserved for future issuance an aggregate of 1,317,650 shares of our common stock and paid approximately $69.1 million in cash in exchange for all of the outstanding shares of I.M.L., and we assumed the unvested options of I.M.L.. The number of shares issued or reserved does not reflect the stock split paid on Aug. 7, 2000. The cash consideration was paid from available funds. I.M.L. will become our Net Network Access Business Unit, and it will be headed by I.M.L.'s founder, president and chief technology officer Michel Laurence.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (A)
    Financial Statements of Business Acquired.

    1.
    Audited Financial Statements of InnoMediaLogic, Inc. ("IML") as of the fiscal years ended March 31, 1999 and March 31, 2000, which include the following:

    (a)
    Independent Auditors' Reports

    (b)
    Balance Sheets

    (c)
    Statements of Income

    (d)
    Statements of Retained Earnings

    (e)
    Statements of Cash Flows

    (f)
    Notes to Financial Statements

    2.
    Unaudited Financial Statements of IML as of and for the six month period ended June 30, 2000, which include the following:

    (a)
    Balance Sheet

    (b)
    Statement of Income

    (c)
    Statement of Cash Flows

    (B)
    Pro Forma Financial Information

    1.
    Unaudited Pro Forma Combined Financial Information of Natural MicroSystems Corporation ("NMS") and IML as of the six month period ended June 30, 2000 and for the year ended December 31, 1999, which include the following:

    (a)
    Unaudited Pro Forma Combined Balance Sheet as of June 30, 2000

    (b)
    Unaudited Pro Forma Combined Statements of Operations for the six months ended June 30, 2000 and for the year ended December 31, 1999.

    (c)
    Unaudited Notes to Financial Information

(A) 1. Audited Financial Statements of Business Acquired:

AUDITORS' REPORTS

To the Directors of
InnoMediaLogic (IML) Inc.

    We have audited the balance sheet of InnoMediaLogic (IML) Inc. as at March 31, 2000 and the statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

    In our opinion, these financial statements present fairly, in all material respects, the financial position of the Corporation as at March 31, 2000 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in Canada.

Ernst & Young LLP
Chartered Accountants
Montréal, Canada,
May 19, 2000.

To the Shareholders of
InnoMediaLogic (IML) Inc.

    We have audited the balance sheet of "InnoMediaLogic (IML) Inc," as at March 31, 1999, the statements of income and retained earnings and changes in financial position for the year then ended. These Financial Statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these Financial Statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain a reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Financial Statements. An audit also includes assessing the accounting principles used and significant estimates made by Management, as well as evaluating the overall financial statements presentation.

    In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 1999, and the results of its operations and the changes in its financial position for the year then ended in accordance with generally accepted accounting principles.

Rochon Legault
Chartered Accountants
Pierrefonds, Canada
May 21, 1999

InnoMediaLogic (IML) Inc.

Balance Sheets

As at March 31

(in thousands of Canadian dollars)

	2000	1999
ASSETS
Current
Cash and cash equivalents	$918	$—
Short-term investments	3,134	2,210
Accounts receivable (notes 3 and 6)	6,854	801
Advances to a company under common control	123	—
Investment tax credits and income taxes receivable	—	865
Inventories (notes 4 and 6)	1,706	697
Prepaid expenses and deposits	187	54

Total current assets	12,922	4,627
Capital assets (note 5)	1,878	567
Other assets	55	—

Total assets	$14,855	$5,194

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Accounts payable and accrued liabilities (note 7)	$2,265	$506
Income taxes payable	244	—
Deferred revenues	1,170	—
Current portion of long-term debt	210	32

Total current liabilities	3,889	538
Deferred income taxes	127	—
Long-term debt (note 8)	517	560

Total liabilites	4,533	1,098
Shareholders' equity
Capital stock (note 9)	5,808	3,960
Share options (note 10)	1	35
Retained earnings	4,513	101

Total shareholders' equity	10,322	4,096

Total liabilities and shareholders' equity	$14,855	$5,194

Commitments (note 13)
Subsequent events (note 17)

See accompanying notes

InnoMediaLogic (IML) Inc.

Statements of Income

Year ended March 31

(in thousands of Canadian dollars)

	2000	1999
REVENUES
Sales of products and related services	$13,825	$3,641
Sales of manufacturing rights	1,443	—

	15,268	3,641
Cost of sales	3,553	957

Gross margin	11,715	2,684
EXPENSES
Research and development (note 15)	2,068	615
Sales and marketing	1,893	799
General and administrative	1,365	756
Interest and other financing charges	40	57
Interest on long term debt	16	17
Interest income	(129)	(62)
Other expenses (income)	73	(43)

	5,326	2,139

Income before provision for income taxes	6,389	545
Provision for income taxes (note 11)
Current	1,850	26
Deferred	127	—

	1,977	26

Net income for the year	$4,412	$519

See accompanying notes.

InnoMediaLogic (IML) Inc.

Statements of Retained Earnings

Year ended March 31

(in thousands of Canadian dollars)

	2000	1999
Retained earnings (deficit) at beginning of year	$101	$(418)
Net income	4,412	519

Retained earnings at end of year	$4,513	$101

See accompanying notes.

InnoMediaLogic (IML) Inc.

Statements of Cash Flows

Year ended March 31

(in thousands of Canadian dollars)

	2000	1999
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,412	$519
Items not affecting cash
Depreciation	802	296
Deferred income taxes	127	—
Net changes in non-cash working capital balances related to operations (note 16)	(3,520)	(862)

Cash flows from operating activities	1,821	(47)
CASH FLOWS FROM FINANCING ACTIVITIES
Demand loans	—	(262)
Increase in accounts payable and accrued liabilities for purchase of capital assets	363	117
Increase in long-term debt	167	314
Repayment of long-term debt	(32)	(29)
Issue of capital stock	1,814	2,393

Cash flows from financing activities	2,312	2,533
CASH FLOWS FROM INVESTING ACTIVITIES
Increase in other assets	(55)	—
Purchase of capital assets	(2,113)	(525)
Net variation of short-term investments	(924)	(2,080)
Advances to a company under common control	(123)	—

Cash flows from investing activities	(3,215)	(2,605)

Increase (decrease) in cash and cash equivalents	918	(119)
Cash and cash equivalents, beginning of year	—	119

Cash and cash equivalents, end of year	$918	$—

ADDITIONAL INFORMATION
Interest paid	$19	$37
Income taxes paid	$33	—

See accompanying notes.

InnoMediaLogic (IML) Inc.

Notes to Financial Statements

March 31, 2000

(tabular figures in thousands of Canadian dollars,
except capital stock and share-based compensation plan)

1. NATURE OF ACTIVITIES

    InnoMediaLogic Inc. (the "Corporation") was incorporated under the Canada Business Corporation Act. Its principal activities include the development and manufacturing of high technology products in the computer telephony market. In December 1999, the shareholders of the Corporation incorporated a company registered under the name of "Carrier Class Inc." ("3673499 Canada Inc.") that will carry on some activities related to systems business (see note 17[d]).

2. SIGNIFICANT ACCOUNTING POLICIES

    The financial statements of the Corporation have been prepared by Management in accordance with accounting principles generally accepted in Canada. These financial statements have been prepared for the inclusion in the SEC Form 8-K of Natural MicroSystems Corporation.

    The preparation of financial statements in conformity with generally accepted accounting principles requires Management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The financial statements have, in Management's opinion, been properly prepared using careful judgment within reasonable limits of materiality and within the framework of the accounting policies summarized below.

  Revenue recognition

    Revenue from product sales for which the contract does not require significant modification of the existing products is recorded on delivery, provided collection is deemed probable. Revenue for research and development contracts for specific clients is recognized based on the completed contract method.

  Translation of foreign currencies

    Monetary assets and liabilities denominated in a foreign currency are translated into Canadian dollars at the rate of exchange in effect as at the balance sheet date. Other assets and liabilities as well as revenues and expenses denominated in a foreign currency are translated at the rate prevailing at the transaction date. Foreign currency translation gains and losses are included in the statement of income for the reporting period.

  Statement of cash flows

    Effective April 1, 1999, the Corporation retroactively adopted the new recommendations of the Canadian Institute of Chartered Accountants with respect to the presentation of cash flow information.

    Under the new recommendations, non-cash transactions are excluded from the statement of cash flows and disclosed elsewhere in the financial statements. Cash equivalents are restricted to investments that are readily convertible into a known amount of cash, that are subject to minimal risk of changes in value and that have an original maturity of three months or less.

    The impacts of the adoption of the new recommendations on the previous year was to exclude the short-term investment from cash and cash equivalents and to consider the variation as an investing activity and to show the increase in accounts payable and accrued liabilities for purchase of capital assets as financing activities. The result was to reduce the cash flows from investing activities by $923,963 in 2000 [$2,079,833 in 1999] and to increase the cash flows from financing activities and decrease the cash flows from operating activities by $362,656 in 2000 [$117,370 in 1999].

  Marketing costs

    Marketing costs incurred related to future commercial events are capitalized in prepaid expenses until the date of the event and charged to expenses when the event occurs.

  Short-term investments

    Short-term investments are comprised of debt securities with maturities of one year or less and valued at the lower of cost and fair market value.

  Inventories

    Inventories are valued at the lower of cost using the first in, first out method, and replacement cost for raw materials and net realizable value for finished goods.

  Capital assets

    Capital assets are recorded at cost, net of investment tax credits, and are amortized over their estimated useful lives using the following methods and annual rates:

	Basis	Rate
Computer equipment	Declining balance	30%
Software	Declining balance	100%
Laboratory equipment	Declining balance	20%
Office equipment	Declining balance	20%
Leasehold improvements	Straight-line	5 years
R&D computer and software	Declining balance	100%
R&D equipment	Declining balance	100%

  Income taxes

    The Corporation follows the deferral method of tax allocation. Deferred income taxes result from timing differences between the recognition of income for income tax and financial statement purposes.

  Investment tax credits

    Investment tax credits are deducted from the related expenses or capital assets when it is reasonably certain that they will be realized.

  Share-based compensation plans

    The Corporation has various share-based compensation plans, which are described in note 10. No compensation expense is recognized for these plans when shares or stock options are issued to employees or directors. Any consideration paid by the employees or directors upon the exercise of stock options or purchase of stock is credited to shareholders' equity.

3. ACCOUNTS RECEIVABLE

	2000	1999
Accounts receivable—Trade	$6,405	$658
Accounts receivable—Shareholder	35	17
Accounts receivable—Company under common control	2	27
Sales taxes receivable	365	54
Other receivables	47	45

	$6,854	$801

4. INVENTORIES

	2000	1999
Raw materials	$1,127	$477
Finished goods	579	220

	$1,706	$697

5. CAPITAL ASSETS

	Cost	Accumulated depreciation	Net Book value
2000
Computer equipment	$428	$103	$325
Software	117	73	44
Laboratory equipment	31	6	25
Office equipment	357	66	291
Leasehold improvements	1,036	187	849
Research and development computer and software	638	470	168
Research and development equipment	436	260	176

	$3,043	$1,165	$1,878

1999
Computer equipment	$113	$32	$81
Software	30	16	14
Laboratory equipment	11	2	9
Office equipment	131	22	109
Leasehold improvements	259	57	202
Research and development computer and software	302	184	118
Research and development equipment	84	50	34

	$930	$363	$567

    Investment tax credits for capital acquisitions amounting to $172,052 in 2000 [$162,169 in 1999] and were accounted for as a reduction in capital asset costs.

6. SHORT-TERM CREDIT FACILITIES

    The Corporation has an unused credit facility of $800,000 [$500,000 in 1999] bearing interest at prime rate plus 1%, secured by a charge on accounts receivable and inventories.

    An additional unused credit facility of $565,000, guaranteed by "Investissement Québec" may be disbursed upon the Corporation's request. This facility is also collateralized by a charge on accounts receivable and inventories and bears interest at prime rate plus 1%. Principal is payable in monthly installments of $10,463, beginning 18 months after the loan disbursements. In addition, there is a guarantee fee of 1% for each disbursement and an additional 1% in interest calculated on the loan balance at year-end. This loan is also subject to additional fees of $141,250 payable to "Investissement Québec", in annual installments beginning in September 1999. This amount is equal to 5% of defined sales as per the audited financial statements, subject to a yearly maximum of $30,000.

7. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	2000	1999
Accounts payable and accrued charges	$1,592	$363
Due to a company under common control	25	—
Salaries and deductions at source	399	89
Other accruals	249	54

	$2,265	$506

8. LONG-TERM DEBT

	2000	1999
Loan collateralized by a charge on leasehold improvements, 7.25%, payable in monthly installments of $2,988, principal and interest, maturing in December 2002.	$89	$117
Loan under "Programme d'aide de développement des PME au Québec" from the government of Canada. Repayable, beginning in August 2000, by semi-annual installments over a five-year period, without interest.	387	290
Loan from a shareholder, interest at prime rate plus 1%, payable on maturity of the debt [April 6, 2000] or sooner. The lender, at his sole option, may at any time before the debt is due, convert all or part of the principal and/or accrued interest at a rate of US$1.3692, into Class A shares [see note 17[a]].	98	91
Loan collateralized by a charge on leasehold improvements, interest at prime rate plus 1%, payable in monthly installments of $406, principal and interest, maturing in April 2003.	13	17
Interest-free loan from the government of Canada, payable in four equal annual installments of $34,875, commencing in July 2001.	140	77

Total long-term debt	727	592
Less: current portion	210	32

	$517	$560

    The minimum annual long-term debt principal repayments are as follows over the next five years:

2001	$210
2002	149
2003	143
2004	113
2005	112

9. CAPITAL STOCK

    Authorized:

    Unlimited number of Class A and Class B shares, voting, participating.

    Unlimited number of Class C shares, non-voting, participating.

    Unlimited number of Class D shares, non-voting, non-participating, with a priority annual non-cumulative dividend of 8% on the redemption value, redeemable and retractable at the fair market value of the property received in consideration of their issuance.

    Unlimited number of Class E shares, non-voting, non-participating, with an annual non-cumulative dividend of 8.5% on the redemption value, redeemable and retractable at the fair market value of the property received in consideration of their issuance.

    Unlimited number of Class F shares, voting [10 votes per share], non-participating, with an annual non-cumulative dividend of 8.25% on the redemption value, redeemable at the option of the Corporation at the paid up amount.

    Unlimited number of Class G shares, non-voting, non-participating, with an annual non-cumulative dividend of 8.75% on the redemption value, redeemable at the option of the Corporation at the paid up amount.

Issued and fully paid:	2000	1999
3,495,180 Class A shares [3,037,995 shares in 1999]	$5,808	$3,960

    Summary of common shares transactions:

	Number of shares	Amount
Balance, March 31, 1998	2,723,995	$1,567
Shares issued upon:
Subscription agreements	300,000	2,311
Exercise of options	5,000	13
Purchased by directors	9,000	69

Balance, March 31, 1999	3,037,995	3,960
Shares issued upon:
Exercise of warrants	150,000	1,114
Exercise of options	290,685	612
Purchased by directors	16,500	122

Balance, March 31, 2000	3,495,180	$5,808

10. SHARE-BASED COMPENSATION PLANS

  Options granted for cash

    In 1997, the Corporation has granted options to three employees for a cash consideration of $35,000, enabling them to subscribe to a combined total of 180,000 Class A shares at a price of $1.25 per share. The options may be exercised in whole or in part, upon the optionee's notice to the Corporation. The options are not transferable, assignable or pledgeable by the optionees. During the year ended March 31, 2000, 176,000 options were exercised and the remaining 4,000 are outstanding and exercisable as at March 31, 2000.

  Employees stock option plan

    The Corporation's Board of Directors has reserved 600,000 Class A shares, including those issued for cash, in order to grant employees options to subscribe to Class A shares. The options granted vest in three equal installments at the beginning of the following fiscal year if the employee has accumulated at least one year of service with the Corporation. The options may be exercised no later than seven years from the date of granting.

  Directors' stock option plan

    In 1999, the Corporation implemented a Directors' Option Plan [the "Plan"] in recognition of their contribution to IML's success and a total of 72,000 Class A shares have been reserved for this purpose. As at March 31, 2000, a balance of 6,000 Class A shares remains under the terms of the Plan. Each Board member may obtain options to subscribe to a maximum of 1,500 Class A shares, quarterly, at US$5 per share, conditional to the purchase of an equivalent number of shares at the same price per share. The options vest at the time of granting- and may be exercised no later than four years from the date of granting.

    A summary as at March 31, 2000 and 1999 of the Corporation's employees and directors' stock option plans and the changes made in the years then ended is shown below:

	2000		1999
Fixed-price options	Number	Weighted average exercise price	Number	Weighted average exercise price
Outstanding options, beginning of year	224,950	$3.37	184,800	$2.50
Granted	252,435	$9.51	59,150	$5.81
Exercised	(114,685)	$3.12	(5,000)	$2.50
Cancelled	(1,100)	$2.50	(14,000)	$2.50

Outstanding options, end of year	361,600	$7.74	224,950	$3.37
Exercisable options, end of year	69,300	$4.32	40,250	$3.65

    The following table contains information regarding outstanding fixed-price stock options as at March 31, 2000:

Exercise Price	Number of Outstanding options as at 31/03/00	Weighted average years remaining	Number of exercisable options as at 31/03/00
$ 2.50	84,850	4.9	44,250
$7.25–$7.75	191,750	6.3	25,050
$13.50	85,000	6.9	—

	361,600		69,300

  Warrants

    In 1999, as part of a share issuance transaction, the Corporation has issued two warrants to two existing shareholders. Each warrant gives the holder the right to subscribe to 50,000 Class A shares for a total consideration of US$250,000. During the year, 150,000 Class A shares were issued upon the exercise of warrants (see note 17(b)).

11. INCOME TAXES

    During the year, the Corporation claimed scientific research and experimental development expenses carried forward from prior years of approximately $710,000 for federal tax purposes and $1,400,000 for provincial tax purposes. Tax benefits of approximately $600,000 and $670,000 for federal and provincial tax purposes respectively, had been recognized in prior years as a reduction in deferred tax liabilities. During the year, the Corporation also claimed approximately $110,000 of accumulated federal investment tax credits carried forward from prior years. The tax benefit related to these credits had previously been recognized as a reduction of capital assets.

12. RELATED PARTY TRANSACTIONS

    Related party transactions were conducted in normal course of operations and are measured at the exchange amount, which is the consideration established and agreed to by the related parties.

    The following table summarizes the related party transactions:

	2000	1999
Transactions with companies under common control:
Sales and other income	—	$129
Royalty expense	$50	50
Transactions with a shareholder
Sales	$1,484	$364

13. COMMITMENTS

    The Corporation leases buildings under long-term operating leases for which the annual minimum lease payments are as follows:

2001	$303
2002	310
2003	282
2004	192
2005	144

$1,231

14. CREDIT RISK CONCENTRATION

    As at March 31, 2000, one client represented 86% of the total accounts receivable balance [two clients represented 44% in 1999]. For the year ended March 31, 2000, one client accounted for more than 70% of the revenues [two clients for 36% of revenues in 1999].

    Management expects the percentage of revenue arising from this major client to diminish as the Corporation increases its sales to other clients for their own production purposes.

15. RESEARCH AND DEVELOPMENT

    Research and development expenses are shown net of research and development tax credits of $1,258,436 and $700,741 for the year ended March 31, 2000 and 1999 respectively. Research and development tax credits recorded are subject to review and approval by the tax authorities.

16. NET CHANGES IN NON-CASH WORKING CAPITAL BALANCES RELATED TO OPERATIONS

    The net changes in non-cash working capital balances related to operations are as follows:

	2000	1999
Accounts receivable	$(6,053)	$(390)
Investment tax credits and income taxes	1,109	(318)
Inventories	(1,009)	(367)
Prepaid expenses and deposits	(133)	2
Accounts payable and accrued liabilities	1,396	211
Deferred revenues	1,170	—

	$(3,520)	$(862)

17. SUBSEQUENT EVENTS

(a)
On April 6, 2000, the Corporation repaid the loan from a shareholder described in note 8 for a total amount of $98,444.

(b)
On April 27, 2000, a warrant (see note 10) was exercised and resulted in the issuance of 50,000 Class A shares for a total cash consideration of $370,025 [US$250,000].

(c)
On March 15, 2000, the Corporation signed an agreement under which 25,000 shares will be received from a shareholder, in exchange of US$25, for sales support, for the period from April 2000 to December 2000.

(d)
A loan and security agreement is being prepared for a recently formed company under common control registered under the name of "Carrier Class Inc." ["3673499 Canada Inc."] under which the Corporation will lend US$500,000 to "Carrier Class Inc." ["3673499 Canada Inc."].

(e)
On May 19, 2000, the shareholders and the Board of Directors of the Corporation approved the sale of all outstanding shares of the Corporation to Natural MicroSystems Corporation ("NMS"), subject to customary closing conditions. NMS designs, develops and supplies network- quality hardware and software components and provides design and customization services.

18. RECONCILIATION OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES
      GENERALLY ACCEPTED IN CANADA AND THE UNITED STATES

    The financial statements are prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"). The following summary sets out the material adjustments to the Corporation's reported net income and balance sheet to conform with accounting principles generally accepted in the United States ("U.S. GAAP").

    (a) Net income

	2000	1999
Net income under Canadian GAAP	$4,412	$519
Adjustment related to revenue recognition (i)	(4,864)	—
Adjustment related to equipment used in research and development (ii)	(193)	(109)
Adjustment related to marketing costs (iii)	(6)	9
Deferred income taxes (iv)	1,669	—

Net income and comprehensive income under U.S. GAAP	$1,018	$419

    (b) Balance sheet

	Capital Assets	Deferred income taxes	Prepaid expenses and deposits	Inventories	Deferred revenues	Retained earnings
2000
Balance under Canadian GAAP	$1,878	$(127)	$187	$1,706	$1,170	$4,513
Adjustment related to revenue recognition (i)	—	1,605	—	966	5,830	(3,259)
Adjustment related to equipment used in research and development (ii)	(344)	63	—	—	—	(281)
Adjustment related to marketing costs (iii)	—	1	(39)	—	—	(38)

Balance under U.S. GAAP	$1,534	$1,542	$148	$2,672	$7,000	$935

1999
Balance under Canadian GAAP	$567	—	$54	$697	—	$101
Adjustment related to revenue recognition (i)	—	—	—	—	—	—
Adjustment related to equipment used in research and development (ii)	(151)	—	—	—	—	(151)
Adjustment related to marketing costs (iii)	—	—	(33)	—	—	(33)

Balance under U.S. GAAP	$416	—	$21	$697	—	$(83)

(i)
Under U.S. GAAP, the conditions to recognize revenue when rights of return exist are more restrictive than those under Canadian GAAP. Therefore, the timing of revenue recognition is different for certain transactions.

(ii)
Under Canadian GAAP, research and development equipment is capitalized and amortized over its useful life. Under U.S. GAAP, costs to acquire such equipment with no alternative use are charged to operations as incurred. Any proceeds from disposals would be included in income in the year of the transaction.

(iii)
Under Canadian GAAP, marketing costs incurred related to future commercial events are capitalized in prepaid expenses until the date of the event. Under US GAAP, such costs are charged to expenses as they occurred.

(iv)
This reconciling item represents the income tax effect of the adjustment for revenue recognition, research and development equipment and marketing costs.

19. COMPARATIVE FIGURES

    Certain comparative figures have been reclassified to conform with the presentation adopted in 2000.

(A) 2. Unaudited Interim Financial Statements of Business Acquired:

InnoMediaLogic (IML) Inc.

Balance Sheet

As at June 30, 2000

(in thousands of Canadian dollars)

UNAUDITED

ASSETS
Current
Cash and cash equivalents	$4,815
Accounts receivable	7,054
Advances to a company under common control	—
Investment tax credits and income taxes receivable	—
Inventories	2,837
Prepaid expenses and deposits	111

Total current assets	14,817
Capital assets	2,510
Other assets	778

Total assets	$18,105

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Accounts payable and accrued liabilities	$4,149
Income taxes payable	—
Deferred revenues	384
Current portion of long-term debt	210

Total current liabilites	4,743
Deferred income taxes	127
Long-term debt	411

Total liabilities	5,281
Shareholders ' equity
Capital stock	12,813
Share options	—
Retained earnings	11

Total shareholders' equity	12,824

Total liabilities and shareholders' equity	$18,105

InnoMediaLogic (IML) Inc.

Statement of Income

For six months ended June 30, 2000

(in thousands of Canadian dollars)

UNAUDITED

REVENUES
Sales of products and related services	$11,559
Sales of manufacturing rights	3,205

14,764
Cost of sales	2,963

Gross margin	11,801
EXPENSES
Research and development	2,108
Sales and marketing	1,440
General and administrative	1,519

5,067

Income before interest and taxes	6,734
Interest and other expense (income)	(77)

6,811
Provision for income taxes	2,178

Net income	$4,633

InnoMediaLogic (IML) Inc.

Statement of Cash Flows

Six months ended June 30, 2000

(in thousands of Canadian dollars)

UNAUDITED

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,633
Items not affecting cash
Depreciation	672
Changes in non-cash operating working capital
Receivables	(4,106)
Inventory	(1,480)
R&D Tax credit to be received	66
Prepaid Taxes	39
Payables and accrued charges	3,953

Cash flows from operating activities	3,777
CASH FLOWS FROM FINANCING ACTIVITIES
Increase in long-term debt	2
Repayment of long-term debt	(115)
Issue of capital stock	1,336
Increase in paid in capital	5,760
Shares repurchased	(687)
Capital dividend	(5,760)

Cash flows from financing activities	536
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of capital assets	(2,416)
R&D credit on capital expenses	196
Purchase of short-term investments	(748)

Cash flows from investing activities	(2,968)

Increase (decrease) in cash and cash equivalents	1,345
Cash and cash equivalents, beginning of year	3,470

Cash and cash equivalents, end of period	$4,815

InnoMediaLogic (IML) Inc.

Notes to Financial Statements

June 30, 2000

(tabular figures in thousands of Canadian dollars)

1. NATURE OF ACTIVITIES

    InnoMediaLogic Inc. [the "Corporation"] was incorporated under the Canada Business Corporation Act. Its principal activities include the development and manufacturing of high technology products in the computer telephony market. In December 1999, the shareholders of the Corporation incorporated a company registered under the name of "Carrier Class Inc." ["3673499 Canada Inc."] that will carry on some activities related to systems business.

2. SIGNIFICANT ACCOUNTING POLICIES

    The financial statements of the Corporation have been prepared by Management in accordance with accounting principles generally accepted in Canada. These financial statements have been prepared for the inclusion in the SEC Form 8-K of Natural MicroSystems Corporation.

    The preparation of financial statements in conformity with generally accepted accounting principles requires Management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The financial statements have, in Management's opinion, been properly prepared using careful judgment within reasonable limits of materiality and within the framework of the accounting policies summarized below.

  Revenue recognition

    Revenue from product sales for which the contract does not require significant modification of the existing products is recorded on delivery, provided collection is deemed probable. Revenue for research and development contracts for specific clients is recognized based on the completed contract method.

  Translation of foreign currencies

    Monetary assets and liabilities denominated in a foreign currency are translated into Canadian dollars at the rate of exchange in effect as at the balance sheet date. Other assets and liabilities as well as revenues and expenses denominated in a foreign currency are translated at the rate prevailing at the transaction date. Foreign currency translation gains and losses are included in the statement of income for the reporting period.

  Statement of cash flows

    Effective April 1, 1999, the Corporation retroactively adopted the new recommendations of the Canadian Institute of Chartered Accountants with respect to the presentation of cash flow information.

    Under the new recommendations, non-cash transactions are excluded from the statement of cash flows and disclosed elsewhere in the financial statements. Cash equivalents are restricted to investments that are readily convertible into a known amount of cash, that are subject to minimal risk of changes in value and that have an original maturity of three months or less.

    The impacts of the adoption of the new recommendations on the previous year was to exclude the short-term investment from cash and cash equivalents and to consider the variation as an investing activity and to show the increase in accounts payable and accrued liabilities for purchase of capital assets as financing activities. The result was to reduce the cash flows from investing activities by $923,963 in 2000 [$2,079,833 in 1999] and to increase the cash flows from financing activities and decrease the cash flows from operating activities by $362,656 in 2000 [$117,370 in 1999].

  Marketing costs

    Marketing costs incurred related to future commercial events are capitalized in prepaid expenses until the date of the event and charged to expenses when the event occurs.

  Short-term investments

    Short-term investments are comprised of debt securities with maturities of one year or less and valued at the lower of cost and fair market value.

  Inventories

    Inventories are valued at the lower of cost using the first in, first out method, and replacement cost for raw materials and net realizable value for finished goods.

  Capital assets

    Capital assets are recorded at cost, net of investment tax credits, and are amortized over their estimated useful lives using the following methods and annual rates:

	Basis	Rate
Computer equipment	Declining balance	30%
Software	Declining balance	100%
Laboratory equipment	Declining balance	20%
Office equipment	Declining balance	20%
Leasehold improvements	Straight-line	5 years
R&D computer and software	Declining balance	100%
R&D equipment	Declining balance	100%

  Income taxes

    The Corporation follows the deferral method of tax allocation. Deferred income taxes result from timing differences between the recognition of income for income tax and financial statement purposes.

  Investment tax credits

    Investment tax credits are deducted from the related expenses or capital assets when it is reasonably certain that they will be realized.

  Share-based compensation plans

    The Corporation has various share-based compensation plans, which are described in note 10. No compensation expense is recognized for these plans when shares or stock options are issued to employees or directors. Any consideration paid by the employees or directors upon the exercise of stock options or purchase of stock is credited to shareholders' equity.

3. RECONCILIATION OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES
    GENERALLY ACCEPTED IN CANADA AND THE UNITED STATES

    The financial statements are prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"). The following summary sets out the material adjustments to the Corporation's reported net income for the six months ended June 30, 2000 and balance sheet at June 30, 2000 to conform with accounting principles generally accepted in the United States ("U.S. GAAP").

    Net income:

Net income under Canadian GAAP	$4,633
Adjustment related to revenue recognition [i]	(2,745)
Adjustment related to sales of Risk products for Nov. and Dec. [i]	1,026
Adjustment related to equipment used in research and development [ii]	(286)
Adjustment related to marketing costs [iii]	5
Deferred income taxes [iv]	1,022

Net income and comprehensive income under U.S. GAAP	$3,655

    Balance sheet:

	Capital Assets	Deferred income taxes	Prepaid expenses and deposits	Inventories	Deferred revenues	Retained earnings
2000
Balance under Canadian GAAP	$2,510	$(127)	$111	$2,837	$(384)	$(11)
Adjustment related to revenue recognition [i]	—	1,311	—	695	(4,145)	2,139
Adjustment related to equipment used in research and development [ii]	(726)	275	—	—	—	451
Adjustment related to marketing costs [iii]	—	—	(1)	—	—	1

Balance under U.S. GAAP	$1,784	$1,459	$110	$3,532	$(4,529)	$2,580

[i]
Under U.S. GAAP, the conditions to recognize revenue when rights of return exist are more restrictive than those under Canadian GAAP. Therefore, the timing of revenue recognition is different for certain transactions.

[ii]
Under Canadian GAAP, research and development equipment is capitalized and amortized over its useful life. Under U.S. GAAP, costs to acquire such equipment with no alternative use are charged to operations as incurred. Any proceeds from disposals would be included in income in the year of the transaction.

[iii]
Under Canadian GAAP, marketing costs incurred related to future commercial events are capitalized in prepaid expenses until the date of the event. Under US GAAP, such costs are charged to expenses as they occurred.

[iv]
This reconciling item represents the income tax effect of the adjustment for revenue recognition, research and development equipment and marketing costs.

UNAUDITED PRO FORMA COMBINED FINANANCIAL INFORMATION

    The Unaudited Pro Forma Combined Balance Sheet presents the combined financial position of NMS and IML as of June 30, 2000 assuming that the acquisition of IML had occurred as of June 30, 2000. The Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 1999 and the six-month period ended June 30, 2000 gives effect to the acquisition of IML as if it occurred on January 1, 1999. For the twelve month period ended December 31, 1999, the results of operations of IML for the fiscal year ended March 31, 2000 were combined with NMS results of operations for the year ended December 31, 1999. The Unaudited Pro Forma Combined Statements of Operations and the accompanying notes should be read in conjunction with the historical financial statements of NMS and IML and notes thereto.

    The Unaudited Pro Forma Combined Financial Information is intended for informational purposes only and is not necessarily indicative of the results that would have been reported had the acquisition occurred on the dates specified, nor are they indicative of future financial results.

NATURAL MICROSYSTEMS CORPORATION (NMS) and

INNOMEDIALOGIC (IML), INC.

Unaudited Proforma Combined Statement of Operations

Year ended December 31, 1999

(In $000 except per share data)

	NMS	IML	Pro forma Adjustments		Pro forma Combined
Revenues	$79,476	$6,321	$(101	)a	$85,696
Cost of revenues	31,520	1,733	(101	)a	31,477
			1,453	b
			(3,128	)u

Gross profit	47,956	4,588	1,675		54,219
Operating expenses:
Selling, general and administrative (excluding non-cash compensation expense of $12.9M)	39,885	2,186	—		42,071
Research and development	24,705	1,514	—	c	26,219
Non-cash compensation expense			12,929	d	14,750
			1,821	x
Amortization of goodwill and other intangibles			26,452	e	26,452

Total operating expenses	64,590	3,700	41,202	f	109,492

Operating income	(16,634)	888	(39,527)		(55,273)
Other loss, net	(1,054)	—	(6,039	)g	(7,093)

Income (loss) before income taxes	(17,688)	888	(45,566)		(62,366)
Income tax expense	1,000	206	—		1,206

Net income (loss)	$(18,688)	$682	$(45,566)		$(63,572)

Basic net income (loss) per common share	$(1.63)				$(4.97)
Weighted average share outstanding	11,482		1,318	h	12,800
Diluted net income (loss) per common share	$(1.63)				$(4.97)
Weighted average share outstanding	11,482		1,318	h	12,800

NATURAL MICROSYSTEMS CORPORATION (NMS) and

INNOMEDIALOGIC (IML), INC.

Unaudited Proforma Combined Statement of Operations

Six months ended June 30, 2000

(In $000 except per share data)

	NMS	IML	Pro forma Adjustments		Pro forma Combined
Revenues	$59,847	$9,303	$(187	)a	$68,963
Cost of revenues	22,580	1,930	(134	)a	25,102
			726	b

Gross profit	37,267	7,373	(779)		43,861
Operating expenses:
Selling, general and administrative (excluding non-cash compensation expense of $6.5M)	22,817	2,039	—		24,856
Research and development	13,924	1,652	—		15,576
Non-cash compensation expense			6,465	d	9,348
			2,883	x
Amortization of goodwill and other intangibles	—	—	13,226	e	13,226

Total operating expenses	36,741	3,691	22,574	f	63,006

Operating income (loss)	526	3,682	(23,353)		(19,145)
Other income (loss), net	5,965	53	(2,761	)g	3,257

Income (loss) before income taxes	6,491	3,735	(26,114)		(15,888)
Income tax expense	454	1,352	—		1,806

Net income (loss)	$6,037	$2,383	$(26,114)		$(17,694)

Basic net income (loss) per common share	$0.40				$(1.07)
Weighted average share outstanding	15,227		1,318	h	16,545
Diluted net income (loss) per common share	$0.37				$(1.07)
Weighted average share outstanding	16,145		1,318	h	16,545

NATURAL MICROSYSTEMS CORPORATION (NMS) and

INNOMEDIALOGIC (IML), INC.

Unaudited Proforma Combined Balance Sheet

(In $000)

June 30, 2000

	NMS	IML	Pro forma Adjustments Increase (Decreased)		Pro forma Combined
ASSETS
Current assets:
Cash and marketable securities	$201,559	$3,252	$(69,087	)I	$135,724
Accounts receivable, net	15,536	4,764	(98	)j	20,202
Inventories	7,156	2,385	(53	)k	12,616
			3,128	u
Prepaid expenses and other current assets	6,962	74	—		7,036

Total current assets	231,213	10,475	(66,110)		175,578
Property and equipment, net	16,020	1,205	—		17,225
Other long-term assets	3,326	525	—		3,851
Goodwill, net	2,847	—	138,283	l	135,056
			(4	)m
			(2,942	)t
			(3,128	)u
Deferred tax asset, net	—	985	—		985

	$253,406	$13,190	$66,099		$332,695

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	6,487	2,317	(98	)j	8,706
Accrued expenses and other liabilities	11,591	484	2,200	n	14,275
Deferred revenue	—	3,059	(2,942	)t	117
Current portion of long-term obligations	6	142	—		148

Total current liabilities	18,084	6,002	(840)		23,246
Long-term obligations, less current portion	—	278	—		278
Deferred income taxes	—		—		—
Common Stock	166	6,910	(6,910	)o	179
			13	p
Additional paid in capital	251,758		104,506	q	369,879
			13,615	w
Accumulated deficit	(15,943)		(3,200	)r	(19,196)
			(53	)k
Accumulated other comprehensive loss	(563)				(563)
Deferred compensation	—		(25,858	)s	(41,032)
			(15,174	)v
Notes receivable from common stockholders	(96)				(96)

Total stockholders' equity	235,322	6,910	66,939		309,171

Total liabilities and stockholders' equity	$253,406	$13,190	$66,099		$332,695

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    The acquisition will be accounted for using the purchase method of accounting.

    The amounts presented for IML in the Unaudited Pro Forma Combined Balance Sheet and the Unaudited Pro Forma Combined Statements of Operations have been adjusted to reflect a presentation consistent with generally accepted accounting principles in the United States.

    The United States dollar balances of IML presented in the Pro Forma Combined Financial Information have been translated from Canadian dollars using the period-end exchange rate for the Unaudited Pro Forma Combined Balance Sheet and period average exchange rate for the Unaudited Pro Forma Combined Statements of Operations.

    The accompanying pro forma adjustments in the Pro Forma Combined Statements of Operations and Pro Forma Combined Balance Sheet reflect the following items:

  (a)
  Elimination of revenues and associated cost of revenues on sales by NMS to IML.

  (b)
  Increase in amortization expense due to $5.8 million of acquired technology purchased from IML. Amortization has been calculated using a four-year amortization period.

  (c)
  Does not include a one-time charge relating to the immediate expense of in process research and development of $3.2 million.

  (d)
  Increase in amortization expense due to the value of a $25.9 million employment agreement between NMS and the former president of IML. Amortization has been calculated using a two-year amortization period, which reflects the term of the employment agreement.

  (e)
  Increase in amortization expense due to the value of $1.6 million of work force in place, $6.3 million of customer list and $124.6 million in goodwill generated from the acquisition of IML using amortization periods of four years, four years and five years, respectively.

  (f)
  Does not include an adjustment for an incentive bonus payable in common shares of NMS stock that may be paid out to the former president and certain other key employees of IML as this bonus is based on the achievement of certain operating results for each of the fiscal years ending March 31, 2001 and March 31, 2002. The maximum amount of incentive bonus to be paid in each of the next two years is $6.25 million.

  (g)
  Reduction in interest income and increase in interest expense based on $69.1 million decrease in cash paid to the shareholders of IML. Average interest rate assumed on interest income is 6.1% for the year-ended December 31, 1999 and 6.0% for the six-months ended June 30, 2000. Average interest rate assumed on interest expense is prime plus one percentage point which is 9.5% for the year ended December 31, 1999 and 10.5% for the six-months ended June 30, 2000.

  (h)
  To adjust for the increase in common shares outstanding due to the issuance of 1,317,542 common shares in connection with the acquisition of IML, assuming the transaction occurred on January 1, 1999.

  (i)
  Cash payment of $69,087,247 issued to IML Shareholders.

  (j)
  Elimination of payable and receivable balance between NMS and IML.

  (k)
  Elimination of profit in the ending inventory of NMS related to IML products.

  (l)
  To record the fair value of intangible assets acquired from IML. These intangibles are made up of customer list ($6.3 million), workforce in place ($1.6 million), acquired technology ($5.8 million) and goodwill ($124.6 million). These intangibles are being amortized over useful lives of four years, four years and five years, respectively.

  (m)
  To record the difference in net assets of IML at June 30, 2000 (the date of the pro forma presentation) and July 7, 2000 (the date the transaction closed and the net assets that were recorded by NMS).

  (n)
  To accrue for the external direct and incremental costs incurred by NMS associated with the acquisition of IML.

  (o)
  To eliminate the equity of IML.

  (p)
  To record the par value of NMS stock issued to IML shareholders.

  (q)
  To record the excess of fair value of stock and options issued to IML shareholders over par value of stock issued.

  (r)
  To immediately expense $3.2 million of in process research and development acquired from IML.

  (s)
  To record the value of an employment agreement with the former president of IML as deferred compensation which is being amortized over the two-year term of the employment agreement.

  (t)
  To adjust for deferred revenue on the books of IML to which NMS has not assumed any contractual performance obligation.

  (u)
  To increase the carrying value of inventory so the inventory of IML is recorded at fair value on the date of acquisition.

  (v)
  To record the intrinsic value of unvested options of NMS issued in exchange for unvested options of IML on the closing date of the transaction.

  (w)
  To record the fair value of IML options.

  (x)
  To record amortization of deferred compensation related to unvested options of IML exchanged for unvested options of NMS.

SIGNATURES

    Pursuant to the requirements to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its half by the undersigned hereto duly authorized.

NATURAL MICROSYSTEMS CORPORATION
August 22, 2000	By:	/s/ ROBERT P. SCHECHTER Name: Robert P. Schechter Title: President and Chief Executive Officer And Chairman of the Board of Directors
August 22, 2000	By:	/s/ ROBERT E. HULT Name: Robert E. Hult Title: Senior Vice President of Finance and Operations Chief Financial Officer and Treasurer

QuickLinks

AUDITORS' REPORTS
UNAUDITED PRO FORMA COMBINED FINANANCIAL INFORMATION
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
SIGNATURES